Exhibit 10.31

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Contract No. PIF-07-003

BIODIESEL SUPPLY CONTRACT

This Biodiesel Supply Contract (the “Contract”) is made on August 13, 2007, by and between HAWAIIAN ELECTRIC COMPANY, INC., a Hawaii corporation, (“HECO”) and IMPERIUM SERVICES, LLC. (“Seller”), a Washington State Limited Liability Company with its principal place of business and mailing address at 1741 First Avenue South, 3rd Floor, Seattle, WA 98134.

WHEREAS, HECO is in the business of generation, transmission and distribution of electrical power on the island of Oahu, State of Hawaii; and

WHEREAS, HECO will have certain Biodiesel supply, handling, and delivery requirements needed for its generating facility to be constructed, owned, operated and located at its Barbers Point Tank Farm site (“BPTF” or the “Site”) in Campbell Estate Industrial Park, Kapolei, Oahu, Hawaii (“CIP”), and such Biodiesel is to be used to generate electricity to meet HECO’s utility franchise obligation to provide reliable electrical service on the Island of Oahu, State of Hawaii; and

WHEREAS, Seller proposes to construct, own and operate a 100 million gallon per year Biodiesel facility and appurtenant facilities at or near Kalaeloa Barbers Point Harbor on the Island of Oahu (“Seller’s Facility” as defined below);

WHEREAS, Seller and its affiliates are suppliers of Biodiesel with facilities and transportation capabilities on the Island of Oahu, the mainland U.S., and internationally necessary to supply and deliver to HECO’s Facility (as defined below) Biodiesel that meets HECO’s requirements; and

WHEREAS, Seller represents that it is equipped and has the ability to supply Biodiesel of a quality and quantity and at a rate of delivery sufficient to meet HECO’s requirements; and

WHEREAS, Seller is willing to sell and deliver Biodiesel to HECO and HECO is willing to purchase and receive such fuel from Seller under the terms and conditions set forth hereinafter.

NOW, THEREFORE, it is mutually agreed by the parties hereto as follows:

ARTICLE I.

DEFINITIONS

Except where otherwise indicated, the following definitions shall apply throughout this Contract.

1.1 “Barrel” means 42 United States bulk gallons at [****].

1.2 “Biodiesel” means fuel comprised of mono-alkyl esters of long chain fatty acids derived solely from virgin oils, including esters derived from virgin vegetable oils from corn, palm, soybeans, sunflower seeds, jatropha, cottonseeds, canola, crambe, rapeseeds, safflowers, flaxseeds, rice bran, and mustard seeds, and from animal fats, designated as B-100 or a Biodiesel Blend with no more than 0.2% diesel fuel by volume, which conforms to the specifications set forth in Exhibit A.

1.3 “Biodiesel Blend” means a blend of biodiesel fuel with petroleum-based diesel fuel designated BXX, where XX represents the volume percentage of biodiesel fuel in the blend. For example, B-99.8 is a Biodiesel Blend with 0.2% diesel fuel by volume and 99.8% biodiesel fuel by volume.

1.4 “Blender’s Credit” means the tax credit available under Internal Revenue Code, Subtitle A, chapter 1, subchapter A, part IV, subpart D, section 40A, as may be amended or succeeded, and which is currently $1.00 per gallon.

1.5 “BTU” and “BTU content” means British Thermal Unit and refers to the standard assessment of a fuel’s gross heating value or gross heat content.

1.6 “Certificate of Quality” means the means the formal document recording the Seller’s laboratory determinations of the quality and BTU content of a particular sample of Biodiesel which represents a specific delivery, said laboratory determinations having been performed in accordance with the standard test methods described in this Contract.

1.7 “Combustion Turbine Warranty Period” means the [****] manufacturer (Siemens Power Generation, Inc.) warranty that will apply to the first combustion turbine – “CT-1” – to be installed at the HECO Facility.

1.8 “Commencement Date” means the date on or after January 1, 2009 (or earlier if mutually agreed upon by the parties) that HECO requests delivery of Biodiesel under this Contract.

1.9 “DOT” means the Department of Transportation of the State of Hawaii and/or of the United States, as the case may be.

1.10 “Gallon” means a United States liquid gallon of 231 cubic inches at [****].

[****]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.11 “HECO’s Facility” means the electric power generating facility located at the Site and owned or operated by HECO.

1.12 “Independent Inspector” means a qualified third-party fuel inspection contractor acceptable to both HECO and Seller who shall provide fuel sampling and measurement oversight and related services.

1.13 “Seller’s Facility” means Seller Hawaii’s 100 million gallon per year biodiesel facility to be constructed and located at Kalaeloa Barbers Point Harbor on Oahu, Hawaii.

1.14 “Seller’s Terminal” shall mean infrastructure at Seller’s Facility with a truck loading rack and other improvements for delivery of Biodiesel to HECO and other customers.

1.15 “Tank Truck(s)” means Biodiesel delivery vehicles, including but not limited to tankers, tank trucks, tractor/tank trailer and their related fittings, discharge pumps, machinery, hoses and equipment, by which means Biodiesel is delivered to HECO and discharged into HECO’s Biodiesel receiving facilities. Such Tank Trucks may be owned and operated by Seller or third parties under contract with Seller at Seller’s sole discretion.

ARTICLE II.

TERM

Section 2.1 Original Term and Extended Terms. The term of this Contract (the “Original Term”) shall commence on the date indicated above and shall expire on December 31, 2011. Unless (a) earlier terminated pursuant to the provisions of this Contract, or (b) notice of intent not to extend the term is sent by one party to the other no later than 180 calendar days before the end of the Original Term, this Contract will automatically renew for annual terms (“Extended Terms”) on the same terms and conditions provided herein (and as may be amended) until terminated by notice of intent not to renew sent by one party to the other not less than 180 calendar days before the end of the then-current annual term. HECO shall not require actual delivery of Biodiesel under this Contract before January 1, 2009 unless otherwise mutually agreed upon in writing by the parties.

ARTICLE III.

QUANTITY

Section 3.1 Quantity of Biodiesel To Be Supplied/Delivered. Subject to the terms and conditions herein, Seller shall sell and deliver to HECO, and HECO shall purchase and receive from Seller, Biodiesel as required by HECO to operate CT-1 at HECO’s Facility. HECO will operate CT-1 solely on Biodiesel (a) after the final acceptance criteria for CT-1 have been satisfied by the CT-1 manufacturer; and (b) when it is permitted to do so. HECO anticipates that the average annual Biodiesel volume required will range between 5,000,000 gallons per year and 12,000,000 gallons per year. HECO shall have no minimum purchase requirement. However, during the term of this Contract, HECO will purchase all Biodiesel to be used to operate CT-1 exclusively from Seller subject to the terms and conditions herein. Subject to availability, Seller shall sell and deliver and HECO shall purchase and receive such additional volumes in excess of 12,000,000 gallons per year as are mutually agreed upon by the parties. HECO shall have the right to purchase Biodiesel from another supplier of its choice if HECO’s volume requirement exceeds 12,000,000 gallons per year and Seller is unable to sell and deliver all such excess requirements.

Section 3.2 Forecast of Biodiesel To Be Supplied/Delivered. Prior to the 20th day of each month, HECO shall give Seller a forecast of the total volume of HECO’s expected demand of Biodiesel (“Biodiesel Demand Forecasts”) for each of the subsequent 3 calendar months. It is understood and agreed by the parties that such Biodiesel Demand Forecasts shall be nonbinding and will be used for planning purposes only as HECO’s actual fuel requirements will depend on the dispatch of HECO’s Facility. HECO will provide Seller with updated Biodiesel Demand Forecasts if/when HECO subsequently determines that there is a change in the expected demand for a forecast month greater than [****] the amount previously forecasted for such month. HECO shall make a reasonable attempt to coordinate with Seller for the receipt of Biodiesel delivered by pipeline or truck ratably through the month and year.

Section 3.3 Source of Biodiesel to be Supplied/Delivered. Seller shall have the right to deliver Biodiesel from its affiliated company’s Grays Harbor Facility in Grays Harbor, Washington, or to purchase Biodiesel meeting the specifications of Section 4.1 below from third parties in compliance with Section 7.2. After expiration of the Combustion Turbine Warranty Period, in the event Biodiesel is not available in sufficient quantities from Seller’s Facility or Seller’s affiliated company’s Grays Harbor Facility due to an emergency situation or other unforeseen circumstances beyond Seller’s reasonable control, and Seller requires Biodiesel from third party suppliers to perform its obligations under this Contract, Seller may deliver third party sourced Biodiesel that meets the specifications of [****], including without limitation, the Acid Number and Sodium and Potassium combined limit, provided that such third party sourced Biodiesel complies with the requirements of Section 7.2 and shall not exceed [****] of the total volumes of Biodiesel delivered to HECO during any calendar year.

ARTICLE IV.

QUALITY

Section 4.1 Quality Of Biodiesel To Be Supplied/Delivered. The Biodiesel supplied under this Contract shall have a minimum net heat content of [****] Btu per gallon and otherwise be as set forth in Attachment A hereto and made a part hereof (the “Specification”) subject to Sections 3.3, 6.1 and 6.8 of this Contract. So long as the Blender’s Credit or any similar or successor credit is available and effective, Seller shall deliver to HECO a Biodiesel Blend with no more than 0.2% diesel and HECO shall receive the maximum such credit without deduction by Seller (See Pricing, Article V). The Biodiesel shall have a [****] month shelf life from the date of delivery subject to HECO storing and maintaining the Biodiesel at all times in accordance with section X2.7 of ASTM D 6751.

[****]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

During all terms of this Contract, Seller shall maintain the quality control and testing standards, programs, equipment and staffing in effect at its affiliated companies’ Seattle and Grays Harbor, Washington Biodiesel facilities. Seller shall use commercially reasonable best efforts to apply for and obtain BQ-9000 certification from the National Biodiesel Accreditation Program for Seller’s Facility within one (1) year of the Commencement Date.

All Biodiesel delivered under this Contract shall be dyed red in accordance with State and Federal requirements for tax-exempt, off-road diesel fuel.

ARTICLE V.

PRICE

Section 5.1 Pricing. The price per gallon of Biodiesel sold to HECO under this Contract shall be determined by application of the following formulas. The Section 5.1(a) [****] Formula shall apply to Biodiesel produced from feedstock sourced from [****]. The Section 5.1(b) [****] Formula shall apply to Biodiesel produced from feedstock sourced from [****]. The Section 5.1(c) Hawaii Local Feedstock Pricing Formula shall apply to Biodiesel produced from feedstock sustainably grown in Hawaii in accordance with Section 7.2 of this Contract (“Hawaii Local Sustainable Feedstock”).

(a) [****] FORMULA. The price per gallon of Biodiesel produced from feedstock grown in [****] shall be determined by application of the following formula:

PB = [****]

PB = [****].

R = [****].

[****]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RF = [****].

X = [****].

Y = [****].

SR = [****].

[****]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PC = [****].

BC = [****].

SP = [****].

T = [****].

(b) [****] FORMULA: The price per gallon of Biodiesel produced from feedstock grown in [****] shall be determined by application of the following formula:

PB = [****]

PB = [****].

R = [****].

[****]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RF = [****].

X = [****].

Y = [****].

[****]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SR = [****].

PC = [****].

BC = [****].

SP = [****].

T = [****].

(c) HAWAII LOCAL SUSTAINABLE FEEDSTOCK FORMULA. If the price per pound of Hawaii Local Sustainable Feedstock is less than or equal to the lower of the price under term [****], then Seller shall procure and deliver to HECO Biodiesel produced from the Hawaii Local Sustainable Feedstock and the price per gallon of the same shall be determined by application of the following formula:

[****]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PB = [****]

PB = [****].

Rlocal = [****].

X = [****].

Y = [****].

SR = [****].

PC = [****].

BC = [****].

T = [****].

(d) In the event of either the material alteration or discontinuance of any of the [****].

[****]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e) In the event that more than one feedstock (other than Hawaii Local Sustainable Feedstock) meeting the requirements of Section 7.2 is available within the same period of time and such feedstocks would price under the different pricing formulas of Sections 5.1(a) and 5.1(b), then Seller shall select the feedstock that will result in the lowest Biodiesel price to HECO.

(f) In the event that HECO becomes aware of feedstock that may be utilized for production of Biodiesel under this Contract, HECO shall bring such feedstock opportunity to the attention of Seller in a timely manner.

(g)	Attachment C hereto contains an illustrative schedule of prices calculated pursuant to this Section 5.1.

(h) All prices, adjustments thereto and other sums payable hereunder shall be stated in the nearest thousandth of a U.S. dollar.

ARTICLE VI.

DELIVERY

A. By Pipeline

Section 6.1 Pipeline Shipment Seller may deliver Biodiesel by pipeline from Seller’s Terminal into HECO’s Facility and, unless otherwise mutually agreed in writing, will deliver Biodiesel from Seller’s delivering pipeline (“Seller’s Pipeline”) in nominal shipment sizes of [****] barrels to [****] barrels to HECO’s Facility at a delivery rate of [****] barrels per hour minimum.

(a) In the event a dedicated pipeline is available between Seller’s Facility and HECO’s Facility, and Seller elects to make deliveries by pipeline in its sole discretion, the sulfur limit of the Biodiesel shall be reduced to [****] ppm maximum for the Biodiesel delivered by such dedicated pipeline.

(b) Seller shall operate Seller’s Pipeline in a safe manner, in compliance with all applicable laws and regulations, and in accordance with good engineering and operating practices (“GEOPS”) and in accordance with generally accepted industry practices.

[****]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) In order to permit the flow of Seller’s Biodiesel between Seller’s Pipeline and HECO’s Facility, certain pipe, joints, valves, and other fittings, gauges, and other apparatus, and appurtenances (collectively “Pipeline Interconnection Facilities”) need to be constructed in the location on the HECO Facility side of where Seller’s Pipeline and HECO’s Facility piping physically intersect and connect (“Point Of Interconnection”). Seller shall be responsible for the design, engineering and construction and cost of the Pipeline Interconnection Facilities. HECO shall have the right to approve in advance, Seller’s designs, engineering and construction standards, provided, however, that such approval shall not be unreasonably withheld or delayed. Seller may, at its option, engage third-party consultants or contractors to perform the design, engineering and construction of the Pipeline Interconnection Facilities, provided that Seller’s selection of such consultants and contractors shall be subject to HECO’s approval, which approval shall not be unreasonably withheld or delayed.

(d) The design and engineering plans (the “Plans”) for the Pipeline Interconnection Facilities shall be developed in accordance with all applicable laws and regulations and GEOPS. HECO shall have thirty (30) working days following its receipt of the Plans (“30-day Review Period”) to review the Plans and submit written comments to Seller. Should HECO fail to provide written notice to Seller of its approval, conditional approval or disapproval of the Plans prior to the end of the 30-day Review Period, HECO shall be deemed to have approved the Plans.

(e) Seller shall permit HECO to inspect the construction of the Pipeline Interconnection Facilities at all times during normal business hours and upon reasonable advance notice to Seller. Seller or Seller’s contractor shall perform all construction work in compliance with all applicable laws and regulations.

(f) Following the completion of the construction of the Pipeline Interconnection Facilities, Seller shall transfer to HECO by written notice all of Seller’s rights, title and interest in and to the Pipeline Interconnection Facilities which shall then be a part of the HECO Facility. On and after such date and time of transfer, HECO shall own, operate and maintain the connection and other components of the Pipeline Interconnection Facilities. Subject to the prior approval of Seller, which shall not be unreasonably withheld or delayed, HECO shall schedule and perform such routine maintenance on the Pipeline Interconnection Facilities as shall be required to by applicable laws, regulations, general industry practices and GEOPS. Seller shall reimburse HECO for its reasonable documented out of pocket costs and expenses incurred solely as a result of such routine maintenance.

(g) Consent of Seller shall not be required for routine maintenance of the Pipeline Interconnection Facilities, provided, however, that HECO shall be required to advise Seller regarding the potential impact on shipments of Seller’s Biodiesel caused by any maintenance procedures or improvements which are not routine or minor in nature and which are not urgent and necessary to maintain the Pipeline Interconnection Facilities. Such maintenance shall be performed by HECO as may be required from time to time. HECO shall maintain accurate and complete records of maintenance performed and shall provide same and any other relevant supporting information as Seller may reasonably require.

(h) Consent of HECO shall not be required for routine maintenance of Seller’s Pipeline, provided, however, SELLER shall be required to advise HECO regarding the potential impact on shipments of Seller’s Biodiesel caused by any maintenance procedures or improvements which are not routine or minor in nature and which are not urgent and necessary to maintain Seller’s Pipeline in good order.

Section 6.2 Pipeline Delivery Coordination. The parties shall mutually coordinate the delivery of Biodiesel from Seller’s Terminal to HECO’s Facilities. Transport scheduling shall be flexible to assure that HECO’s operational requirements are met and that the Biodiesel sold and delivered by Seller is delivered at a reasonably uniform rate. Seller is responsible for the operation and delivery pumps, pipeline and other support systems in its facility during the delivery of the Biodiesel and a representative of Seller shall be present at all times during the delivery operation and be within radio communication with HECO personnel at such time. Notwithstanding the foregoing, the physical delivery of the Biodiesel to HECO’s Facilities will be coordinated though HECO and HECO shall determine at its sole discretion the readiness of the HECO Facilities and HECO personnel to receive the Biodiesel delivered by Seller’s Pipeline.

Section 6.3 Pipeline Delivery Notification. Seller shall provide delivery services from [****], excluding federal and State holidays (“Normal Working Hours”), except in the case of emergency, when Seller shall make all reasonable efforts to comply with HECO’s request for delivery outside of Normal Working Hours. Biodiesel may be delivered to HECO’s Facility other than during said Normal Working Hours subject to HECO’s express consent. Seller hereby agrees to pay reasonable charges for labor (not to exceed HECO’s actual maximum labor charges), whether for staffing or other purposes, when incurred as a result of Biodiesel delivery and other Biodiesel handling operations outside of Normal Working Hours, unless such delivery was at HECO’s request. Said labor charges shall include without limitation applicable straight time, overtime, double time and other shift differentials, and applicable non-labor expenses, including but not limited to vacation pay, general and administrative expenses, employee benefits, and payroll taxes related to said labor charges.

HECO shall provide telephone notification to Seller, during Normal Working Hours, confirming the actual delivery time and volume requested by HECO at least 2 business days prior to the commencement of delivery operations. Seller shall make all reasonable efforts to comply with this notice and will advise HECO promptly if HECO’s desired delivery time and/or volume cannot be met. However, nothing herein shall obligate Seller to deliver Biodiesel to HECO if, in Seller’s reasonable opinion, an unsafe condition exists, due to weather conditions or some other safety-related cause not under Seller’s direct control. Should the volume of storage capacity required to accommodate HECO’s delivery amount request not be available, or should the tentative date or time of any individual delivery conflict with fuel transfer or other operations expected to take place at HECO’s Facility, HECO shall so promptly notify Seller. Upon receipt of such notice, Seller and HECO will work together to reduce the volume of the Biodiesel to be delivered by Seller or agree upon an alternate delivery date or amount so as to minimize the impact on both Seller and HECO.

[****]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6.4: Pipeline Delivery Determination of Quality The quality and BTU content of the Biodiesel delivered by Seller’s Pipeline to HECO shall be determined on the basis of a volumetric weighted average composite of samples drawn from Seller’s issuing tank(s) at Seller’s Facility in such a manner as to be representative of each individual pipeline delivery (“Pipeline Delivery Tank Final Sample”).

The Pipeline Delivery Tank Final Sample shall be divided into a minimum of three (3) parts as follows:

(1) One part shall be provided to Seller’s Facility laboratory for analysis to determine BTU content per gallon and quality determination.

(2) One part shall be provided to HECO’s designated laboratory for analysis for the purpose of verifying Seller’s BTU content and quality determinations.

(3) At least one part shall be sealed and retained by a designated Independent Inspector for a period of not less than 45 days.

Seller agrees to provide HECO and the Independent Inspector with a copy of Seller’s Certificate of Quality representing the Pipeline Delivery Tank Final Sample and will make best efforts to provide such quality documentation no later than one (1) business day prior to the start of the delivery by Seller’s Pipeline. It is expressly understood and agreed that HECO shall have no obligation to accept any Biodiesel for which Seller has not provided the Certificate of Quality required by this Section 6.4

If Seller’s issuing tank(s) receive additional Biodiesel or any other material after the Pipeline Delivery Tank Final Sample was drawn until the completion of the pipeline delivery of Biodiesel to HECO, pumping must stop immediately as the delivery will be deemed to have been then completed. In such case, the issuing tank(s) contents shall be sampled, such samples analyzed and quality documented and reported as provided herein before Biodiesel from said issuing tanks shall be delivered by pipeline by Seller to HECO.

Section 6.5: Pipeline Delivery Measurement of Quantity The quantity of Biodiesel delivered by pipeline delivery hereunder shall be determined at the time of the pipeline delivery by gauging Seller’s tanks before and after pumping under the supervision of the Independent Inspector. Quantities sold and delivered by Seller and purchased and received by HECO hereunder shall be calculated in accordance with the current measurement standards adopted by industry, ASTM, API and other recognized standard-setting bodies as are applicable in the opinion of the Independent Inspector and shall be expressed in both G.S.V., U.S. barrels @ [****] and G.S.V., U.S. gallons @ [****].

Both HECO and Seller agree that if measurement of Seller’s tanks is, in the opinion of the Independent Inspector, considered to have been rendered inaccurate for any reason including, but not limited to operational constraints, physical loss of Biodiesel or inadvertent transfer of Biodiesel within Seller’s facilities, then the quantity of Biodiesel may be determined by gauging HECO’s tanks before and after pumping under the supervision of the Independent Inspector.

[****]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6.6: Pipeline Delivery Disputes of Quality The determination of quality for purposes of this Contract shall be based on Seller’s laboratory results. HECO shall have the right to verify the results of Seller’s laboratory analyses. If HECO has reason to believe that the quality of Biodiesel stated in a particular Certificate of Quality is incorrect, such as but not limited to cases where the arithmetic difference between HECO’s and Seller’s laboratory determinations is greater than the then existing reproducibility standard for the appropriate test method specified in Article IV herein, that party shall within 40 days after the issuance date of the complete Certificate of Quality, present the other party with documents supporting such discrepancy, and the parties will confer, in good faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quality, if necessary, for the pipeline delivery in question. In the event of an unresolvable difference between Seller and HECO, the sealed part of the Pipeline Delivery Tank Final Sample in the possession of the Independent Inspector shall be provided to an independent testing laboratory for an official determination, which shall be final and binding upon both parties. Seller and HECO shall share equally the costs of such independent tests and determinations.

If the quality of the Biodiesel received by HECO from Seller fails to conform to specifications in Article IV of this Contract, both Seller and HECO shall minimize, if possible, the impact of any quality problem on HECO. At HECO’s sole discretion, such efforts may include Specification waiver. Such efforts may also include Seller delivering higher quality Biodiesel in a timely manner to produce a specification quality blend in HECO’s receiving and storage tank(s) containing the non-specification Biodiesel. If all such, and similar, efforts fail to resolve the quality problem, then HECO may return non-conforming Biodiesel and any other Biodiesel downgraded by commingling with the non-specification Biodiesel to Seller, in which case Seller shall replace the non-conforming and other downgraded Biodiesel in a timely manner with Biodiesel meeting the required quality specifications. HECO may, at its option, seek other supplies of Biodiesel if in HECO’s reasonable discretion, in the event the delivery of non-conforming Biodiesel may not be remedied in time to prevent a possible interruption of HECO’s operations. All costs of remedying the delivery of non-conforming Biodiesel, or arising from non-conforming Biodiesel, including the emptying and cleaning of storage tanks containing non-conforming Biodiesel or HECO’s Biodiesel downgraded by commingling with the non-conforming Biodiesel, if reasonably necessary, shall be paid by Seller. Any remedy of non-conforming Biodiesel accepted by HECO under this Section 6.6 shall not operate or be construed to remedy any similar non-conforming Biodiesel or to change the specifications of Biodiesel acceptable to HECO under the terms of this Contract.

Section 6.7: Pipeline Delivery Independent Inspection Seller and HECO will make best efforts to ensure that all samples, measurements taken and determinations made with respect to the provisions of this Contract shall be under the supervision of an Independent Inspector, and the costs thereof, shall be shared equally by Seller and HECO. If, and only with the express agreement of HECO, due to a need for timeliness or other reason, Seller’s personnel rather than the Independent Inspector take measurements, such measuring shall be performed in accordance with accepted industry standards approved by an Independent Inspector.

B. By Truck

Section 6.8 Truck Shipment Seller may deliver Biodiesel by Tank Truck in nominal shipment sizes of a minimum [****] gallons from Seller’s Facility into the tanker truck discharging manifold system connected at HECO’s Facility capable of a delivery rate of [****] gallons per minute minimum utilizing HECO’s Facility’s discharge equipment. Seller, its agents, and contractors shall comply with all safety and operating procedures of the HECO Facility and Seller is responsible for the proper Tank Truck operation, which includes loading Biodiesel into empty and clean tanker compartments, discharging of tanker trucks, connection, and disconnection of all fuel loading arms, fittings, and hoses. In the event Seller owned and/or operated or third party Biodiesel dedicated Tank Trucks are available between Seller’s Facility and HECO’s Facility and Seller elects to make deliveries by such Biodiesel dedicated Tank Trucks in its sole discretion, the sulfur limit of the Biodiesel shall be reduced to [****] ppm maximum for the Biodiesel delivered by such dedicated Tank Trucks. If HECO unilaterally requests dedicated Tank Trucks, the parties shall meet to discuss the additional costs of such dedicated Tank Trucks and Seller shall use dedicated Tank Trucks if the parties mutually agree to the terms of such an arrangement. Any and all such truck deliveries shall be made at the legally allowable weight limit.

Section 6.9 Coordination. The parties shall mutually coordinate the delivery of Biodiesel from Seller’s Terminal to HECO’s Facilities. Transport scheduling shall be flexible to assure that HECO’s operational requirements are met and that the Biodiesel sold and delivered by Seller is delivered at a reasonably uniform rate. Seller is responsible for proper discharging of tanker trucks, which includes connection of all fuel discharging arms, fittings and hoses.

Section 6.10 Truck Delivery Notification. Seller shall provide delivery services from [****], excluding federal and State holidays (“Normal Working Hours”), except in the case of emergency, when Seller shall make all reasonable efforts to comply with HECO’s request for delivery outside of Normal Working Hours. Biodiesel may be delivered to HECO’s facilities other than during said Normal Working Hours subject to HECO’s express consent. Seller hereby agrees to pay reasonable charges for labor (not to exceed HECO’s actual maximum labor charges), whether for staffing or other purposes, when incurred as a result of Biodiesel delivery and other Biodiesel handling operations performed outside of Normal Working Hours, unless such delivery was at HECO’s request. Said labor charges shall include without limitation applicable straight time, overtime, double time and other shift differentials, and applicable non-labor expenses, including but not limited vacation pay, general and administrative expenses, employee benefits, and payroll taxes related to said labor charges.

HECO shall forecast its aggregate weekly truck delivery requirement (“Truck Delivery Forecast”) for each Monday through Friday period normal working hours on or before the last business day preceding the week of truck delivery by email, fax or telephone notification to Seller. Seller and HECO shall schedule individual deliveries during the week of delivery by mutual agreement, based on a whole number of standard truck deliveries (each of [****] gallons or as otherwise mutually agreed), on anticipated dispatch of HECO’s Facility and on HECO’s

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Biodiesel handling and storage capability. However, nothing herein shall obligate Seller to deliver Biodiesel to HECO if, in Seller’s reasonable opinion, an unsafe condition exists, due to weather conditions or some other safety-related cause not under Seller’s direct control. Seller shall reasonably accommodate HECO’s need to change its Truck Delivery Forecast. HECO shall communicate any such change to the Truck Delivery Forecast as soon as reasonably known to HECO. Upon receipt of such advice, Seller and HECO will work together to modify the Truck Delivery Schedule so as to minimize the impact on both Seller and HECO.

Section 6.11: Truck Delivery Determination of Quality The quality and BTU content of the Biodiesel delivered by Seller’s nominated truck to HECO shall be determined on the basis of a volumetric weighted average composite of samples drawn from Seller’s tank(s) issuing Biodiesel to the truck loading system at Seller’s Facility in such a manner as to be representative of the Biodiesel contained in said issuing tank since the time of that tank’s most recent receipt of Biodiesel (“Batch”). The sample of any such Batch shall be deemed to similarly represent the quality of Biodiesel delivered by Seller’s nominated truck loaded from said Batch (“Batch Tank Final Sample”).

The Batch Tank Final Sample shall be divided into a minimum of three (3) parts as follows:

(1) One part shall be provided to Seller’s Facility laboratory for analysis to determine BTU content per gallon and quality determination.

(2) One part shall be provided to HECO’s designated laboratory for analysis for the purpose of verifying Seller’s BTU content and quality determinations.

(3) At least one part shall be sealed and retained by the Independent Inspector for a period of not less than 45 days.

Seller agrees to provide HECO and the Independent Inspector with a copy of Seller’s Certificate of Quality representing the Batch Tank Final Sample and will provide such quality documentation to HECO no later than one (1) business day prior to the first truck delivery of Biodiesel loaded from said Batch. It is expressly understood and agreed that HECO shall have no obligation to accept any Biodiesel for which Seller has not provided the Certificate of Quality required by this Section 6.11.

If Seller’s tank(s) issuing Biodiesel to the truck loading system at Seller’s Facility receive additional Biodiesel or any other material, the loading of trucks for the delivery of Biodiesel by Seller to HECO must stop immediately as a new, different Batch of Biodiesel will be deemed to have been produced by Seller. In such case, this new Batch shall be sampled, such samples analyzed and quality documented and reported as provided herein before Biodiesel from said new Batch shall be loaded in a truck for delivery by Seller to HECO.

Section 6.12: Truck Delivery Measurement of Quantity The volume of Biodiesel sold and delivered by truck to HECO’s Facility under this Contract shall be determined at the time of the discharging of each such truck by HECO’s automated discharge rack control system at HECO’s Facility which shall employ calibrated meters, corrected in each instance to volume in U.S. gallons @ [****] in accordance with the current measurement standards adopted by industry, ASTM, API and other recognized standard-setting bodies as are applicable.

HECO shall perform normal maintenance procedures to maintain the accuracy of the meters used to measure the quantity of Biodiesel discharged from trucks for delivery to HECO. HECO, also at its own expense, shall test for accuracy and calibrate the meters on a semi-annual basis or as required and agreed by the Parties. HECO shall provide Seller with a written schedule of calibration test times and Seller shall have the right to have its representative present to observe each calibration test.

If Seller or HECO has reason to believe that the quantity of Biodiesel for a particular delivery is inaccurate by an amount in excess of [****], the party shall within 30 days of the date of delivery, present the other party with documentation supporting such determination and the parties will confer, in good faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quantity, if necessary, for the truck delivery in question. If the period of time for which the material inaccuracy cannot be definitely known and is not mutually agreed upon, the correction shall be prorated on a [****] basis over the time elapsed between the last prior calibration test and the date the inaccuracy is corrected. Any invoice previously issued by the Seller on the basis of an inaccurate volume determination shall be promptly adjusted by Seller.

Section 6.13: Truck Delivery Disputes of Quality The determination of quality for purposes of this Contract shall be based on Seller’s laboratory results of the Batch Tank Final Sample. HECO shall have the right to verify the results of Seller’s laboratory analyses. If HECO has reason to believe that the quality of Biodiesel stated in a particular Certificate of Quality is incorrect, such as but not limited to cases where the arithmetic difference between HECO’s and Seller’s laboratory determinations is greater than the then existing reproducibility standard for the appropriate test method specified in Article IV herein, that party shall within 40 days after the issuance date of the complete Certificate of Quality, present the other party with documents supposing such dispute and the parties will confer, in good faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quality, if justified, for the pipeline delivery in question. In the event of an unresolvable difference between Seller and HECO, the sealed part of the Batch Tank Final Sample in the possession of the Independent Inspector shall be provided to an independent testing laboratory for an official determination, which shall be final and binding upon both parties. Seller and HECO shall share equally the costs of such independent tests and determinations.

If the quality of the Biodiesel received by HECO from Seller fails to conform to specifications in Article IV of this Contract, both Seller and HECO shall minimize, if possible, the impact of any quality problem on HECO. At HECO’s sole discretion, such efforts may include Specification waiver. Such efforts may also include Seller delivering higher quality

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Biodiesel in a timely manner to produce a specification quality blend in HECO’s receiving and storage tank(s) containing the non-conforming Biodiesel. If all such, and similar, efforts fail to resolve the quality problem, then HECO may return non-conforming Biodiesel and any other Biodiesel downgraded by commingling with the non-conforming Biodiesel to Seller, in which case Seller shall replace the non-conforming and other downgraded Biodiesel in a timely manner with Biodiesel meeting the required quality specifications. HECO may, at its option, seek other supplies of Biodiesel if in HECO’s reasonable discretion, in the event the delivery of non-conforming Biodiesel may not be remedied in time to prevent a possible interruption of HECO’s operations. All costs of remedying the delivery of non-conforming Biodiesel, or arising from non-conforming Biodiesel, including the emptying and cleaning of storage tanks containing non-conforming Biodiesel or HECO’s Biodiesel downgraded by commingling with the non-conforming Biodiesel if reasonably necessary, shall be paid by Seller. Any remedy of non-conforming Biodiesel accepted by HECO under this Section 6.13 shall not operate or be construed to remedy any similar non-conforming Biodiesel or to change the specifications of Biodiesel acceptable to HECO under the terms of this Contract.

C. General

Section 6.14 Records/Right To Audit Seller shall retain any and all documents and records regarding the delivery, quantity and quality of Biodiesel sold and purchased under the terms of this Contract for the 12 months after the date of the invoice for such Biodiesel, or until any dispute regarding such delivery, quantity and quality is resolved. Seller shall make such records available for review to HECO during Normal Working Hours and after reasonable notice to Seller. Biodiesel records maintained by Seller shall include but not be limited to daily reconciliations of Biodiesel quantities as measured in the issuing tank(s) and as metered at the truck loading system at Seller’s facilities.

Section 6.15 Inspection HECO may be represented and participate in all sampling, quality inspection, measurements and tests of Biodiesel which may be conducted pursuant to this Contract, or otherwise, and to inspect any equipment owned or controlled by Seller and used in determining the quantity, quality or heat content of Biodiesel. HECO may inspect and audit any sample analysis of Biodiesel, including records and data used in the preparation of such analysis.

Section 6.16 HECO’s Facility Storage. HECO shall have fuel tanks capable of storing a minimum of [****] gallons of Biodiesel at the Site.

ARTICLE VII.

SELLER’S REPRESENTATIONS AND WARRANTIES

Section 7.1 Seller’s Representations and Warranties. HECO is willing to purchase the Biodiesel on the condition that Seller agrees, represents and warrants as follows:

(a) Ability to Supply. On and after the Commencement Date, Seller shall maintain the capability to produce, or maintain an enforceable agreement with a Biodiesel producer to supply Biodiesel sufficient to meet Seller’s obligations under this Contract.

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(b) Ability to Deliver.

(i) On and after the Commencement Date, Seller shall own, lease or have the right to use sufficient Tank Trucks to meet Seller’s delivery obligations under this Contract on a 24 hour-a-day, 365-day-a-year basis; (2) all such fuel tanker trucks and tank trailers used for deliveries shall be roadworthy, in good operating condition, and shall meet best industry, U.S. Department of Transportation and State of Hawaii Department of Transportation, as the case may be (“DOT”), and PUC safety standards, including road and off-road fuel spill and accident emergency response plans; (3) Seller warrants that it has access to adequate and sufficient substitute fuel tanker trucks, trailers, and associated equipment, such that delivery service will not be interrupted by removal from service of the primary delivery vehicle(s); (4) Seller warrants that its fuel tanker trucks and tank trailers are equipped with quick disconnect Kamlock hose fittings and high flow nozzles for the discharge of Biodiesel at HECO’s Facility; (5) Seller will make every effort to maintain its tankers, tractors, and drivers engaged in the delivery of Biodiesel to HECO in a neat, clean and presentable fashion; (6) Seller shall ensure that all drivers of such vehicles shall be equipped with and properly utilize Nomex fire retardant coveralls, hardhat, safety glasses, and gloves; (7) Seller agrees further that all drivers shall be equipped with a functional cellular phone (Note: Cellular phones shall not be used during loading and discharge operations); and (8) Seller shall ensure that all tanker trucks and tank trailers shall be equipped with the appropriate oil spill containment equipment, including but not limited to, spill sorbents and spill containment booms.

(ii) HECO reserves the right to periodically inspect and review the tanker trucks, tank trailers, related equipment, and driver records, inspect and review all operations related to the delivery of Biodiesel to HECO under this Contract, and review quantities loaded and discharged. Said inspection and review does not substitute for or diminish Seller’s own responsibility and liability for compliance with all applicable laws and regulations.

(iii) All of Seller’s truck drivers are required to provide their true Social Security number and to pass a criminal background check. If HECO determines, in its sole discretion, that participation in the Contract by, or presence on HECO premises of, an employee or equipment of Seller is inconsistent with the best interests of HECO, Seller shall replace any employee or equipment immediately and replace with an employee or equipment that fully meets the standards under this Contract and at no additional cost to HECO.

(c) Quality. All Biodiesel delivered hereunder shall comply with the terms of this Contract.

Section 7.2 Environmental Sustainability.

A. Feedstock

Seller shall supply Biodiesel that complies with the requirements of the [****] (the “[****] Biodiesel Procurement Policy”), a copy of which is attached hereto as Attachment B.

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Upon mutual written agreement, the parties may adopt for this Contract any future amendments to or subsequent versions of the [****] Biodiesel Procurement Policy.

B. Feedstock Procurement Compliance Auditing

Seller shall cooperate and comply with all auditing and verification efforts required by the [****] Biodiesel Procurement Policy.

C. Local Feedstock Support

Seller will preferentially purchase Hawaii-grown feedstocks.

D. Chain of Custody Tracking

Seller must maintain a clear, documented and verifiable chain of custody for all feedstocks and comply with section 4 of the [****] Biodiesel Procurement Policy.

E. Certification

Seller represents and warrants and will certify that all feedstock used to produce the Biodiesel delivered under this Contract complies with the [****] Biodiesel Procurement Policy. Any certifications required under this Section 7.2 shall be made by an officer of Seller (acceptable to HECO in its reasonable discretion) for each delivery of Biodiesel to HECO. Such certifications shall be in form and substance acceptable to HECO in its reasonable discretion.

F. Modifications

The parties may, from time to time hereinafter, mutually agree in writing to utilize additional and/or other criteria, guidelines and/or other regulations with respect to which environmentally sustainable production methods and practices may be evaluated and/or certified for purposes of this Contract.

G. Remedy

In addition to any other remedies available under this Contract and at law and/or equity, Biodiesel not certified as required herein, or otherwise not meeting the certification standards warranted in such certification or by this Section 7.2, may be rejected by HECO in accordance with the terms and procedures set forth in Article VI.

Section 7.3 MERCHANTABILITY AND FITNESS WARRANTY. SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED IN FACT OR BY LAW, AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE CONCERNING THE BIODIESEL OTHER THAN THE BIODIESEL SHALL MEET THE WRITTEN SPECIFICATIONS CONTAINED IN THIS CONTRACT.

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ARTICLE VIII.

INVOICING AND PAYMENT

Section 8.1 Invoicing. Invoices will be prepared and dated following delivery of Biodiesel to HECO and shall be sent by mail to HECO at the following address:

Hawaiian Electric Company, Inc.

Waiau Power Plant

Fuels Division, Mail Stop WP-2/IF

Attention: J. C. Aicken, Director, Fuels Resources

475 Kamehameha Highway

Pearl City, Hawaii 96782

Invoices shall be accompanied by full documentation, acceptable to HECO, including quantity documentation and price calculation.

Section 8.2 Payment. Payment of Seller’s invoices shall be made in U. S. Dollars. Timing of payments for sales and deliveries received shall be based upon net 30 days of the invoice issue date, which shall be the later of the invoice date or the postmarked mailing date of the invoice. Payments shall be made to the Seller by mail or wire as follows:

WIRE INFORMATION

Wachovia Bank

3442 Orange Ave NE

Roanoke, Virginia 24012

[****]

Further Credit to:

Imperium Renewables, Inc.

[****]

STREET ADDRESS

Imperium Renewables, Inc.

Attn: Accounts Receivable

1741 First Avenue South, 3rd Floor

Seattle, WA 98134

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ARTICLE IX.

TITLE, CUSTODY AND RISK OF LOSS

Section 9.1 Title, Custody and Risk of Loss.

(a)	Delivery by Pipeline - Seller may deliver Biodiesel by pipeline from Seller’s Facility into HECO’s Facility. Care, custody, control, title and risk of loss of Biodiesel so delivered shall pass from Seller to HECO at the point where Biodiesel passes the first intake flange of HECO’s Facility’s pipeline from Seller’s Pipeline interconnection with HECO’s Facility’s pipeline.

(b)	Delivery by Truck - Seller may deliver Biodiesel by truck. Care, custody, control, title and risk of loss of Biodiesel so delivered shall pass to HECO as the Biodiesel passes the intake flange of HECO’s Facility.

ARTICLE X.

INSURANCE AND PERFORMANCE BOND

Section 10.1 Insurance Requirements. Seller and anyone acting under its direction or control or on its behalf shall at its own expense procure and maintain in full force and effect at all times during the term of this Contract the following insurance and all other forms of insurance that may be required by any applicable law, rule, ordinance or regulation of any governmental authority. Seller’s insurers shall be licensed or authorized to do business in the State of Hawaii and maintain a minimum AM Best Rating of A-VII:

(a) Workers Compensation and Employers’ Liability Insurance, Temporary Disability, and other similar insurance as required by law.

(b) Commercial General Liability Insurance insuring Seller and anyone acting under its direction or control or on its behalf and HECO against liability from bodily injury, including death, suffered by persons other than employees of Seller and liability from property damage, arising out of directly or indirectly the performance of this Contract. The Commercial General Liability insurance shall cover Products/Completed Operations and Contractual Liability assumed by Seller under this Contract. The Commercial General Liability insurance combined single limit shall not be less than FIVE MILLION DOLLARS ($5,000,000) per occurrence. The General Liability policy must include the Mis-delivery of Liquid Products Coverage Endorsement, ISO form No. CG 22 66 11 85.

(c) Commercial Automobile Liability Insurance insuring Seller and anyone acting under its direction or control or on its behalf against liability from damages because of injuries, including death, suffered by persons other than employees of Seller and liability from damages to property, arising from and growing out of any operation of Seller (including operations of automobiles, trucks or other vehicles owned, non-owned and hired) in connection with the performance of this Contract. Commercial Automotive Liability insurance shall have a combined single limit of not less than FIVE MILLION DOLLARS ($5,000,000) per accident, and shall include an endorsement, for “CC 00 31 12 89, Changes in Business Auto and Truckers

Policies – Mobile Equipment, Contractual Liability and Pollution (Hawaii),” or its equivalent, to provide pollution liability coverage, as well as an MCS-90 Endorsement.

(d) Other Coverage. Seller and anyone acting under its direction or control or on its behalf shall at its own expense procure and maintain in full force and effect at all times during the term of this Contract on all owned, non-owned and hired vehicles used in conjunction with the delivery of Biodiesel to HECO, any other insurance or surety bonding that may be required under the laws, ordinances and regulations of any governmental authority, including the Federal Motor Carrier Act of 1980 and all rules and regulations of the DOT.

Section 10.2 Waiver of Subrogation. Seller and anyone acting under its direction or control or on its behalf will cause its insurers (except for Workers Compensation insurance) to waive all rights of subrogation which Seller or its insurers may have against HECO or its agents, employees, directors, officers, affiliates, contractors, successors and assigns.

Section 10.3 HECO As Additional Insured. Insurance policies (except for Workers Compensation insurance) providing the insurance coverage required in this Contract will name HECO, HECO’s agents or HECO’s employees as an additional insured. Coverage must be primary in respect to the additional insured. Any other insurance carried by HECO will be excess only and not contribute with this insurance.

Section 10.4 Certificates of Insurance. Before performance of this Contract, Seller shall file with HECO’s designated representative certificates of insurance, or other documentary evidence acceptable to HECO, certifying that each of the foregoing insurance coverages is in force, and further providing that HECO will be given thirty (30) days’ written notice of any material change in, cancellation of, or intent not to renew any of the required policies. Seller shall provide new insurance certificates reflecting the required policies prior to the expiration date of any coverage. Receipt of any certificate showing less coverage than required is not a waiver of Seller’s obligation to fulfill the coverage requirements.

Section 10.5 Performance Bond/Letter of Credit. A Performance Bond or an Irrevocable Standby Letter of Credit in the form reasonably acceptable to HECO shall be furnished by Supplier and deposited with HECO in the amount of [****] dollars ($[****]), guaranteeing Supplier’s full compliance with and performance under this Contact. HECO shall pay [****] of the cost of the Performance Bond for each calendar year the Performance Bond is required to be in effect in an amount not to exceed $[****] subject to per gallon pro rata reimbursement based on purchases of Biodiesel. In exchange for contributing to the cost of the Performance Bond, HECO shall receive a credit of $[****] per gallon for each gallon purchased in any calendar year up to a maximum annual credit equal to the amount paid by HECO for the Performance Bond in that calendar year. The Performance Bond or Irrevocable Standby Letter of Credit shall remain in effect from the Commencement Date until December 31, 2011. Said Bond is to be submitted no later than ninety (90) days prior to the Commencement Date.

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ARTICLE XI.

FORCE MAJEURE

Section 11.1 Force Majeure. Neither party shall be liable in any manner for failure to deliver or to receive Biodiesel hereunder or any other failure to perform or delay in performing any obligations herein imposed in this Contract for the time and to the extent such failure or delay is caused by an event or act of force majeure, which shall be defined as an act of God, hurricane, flood, volcanic eruption, earthquake; war, rebellion, insurrection, riot, strike (even though the strike could be settled by acceding to the demands of a labor group), lockout, fire, explosion, equipment or mechanical failure resulting in the inability to operate Seller’s Facility (or Seller’s other facilities if supplying under a contingency plan) or HECO’s CT-1 or HECO’s Facility [****], or destruction from any involuntary cause of Seller’s Facility (or Seller’s other facilities if supplying under a contingency plan) or of HECO’s Facility, material damage or impairment or significant risk of material damage or impairment to HECO’s CT-1 (and/or associated CT-1 unit equipment) caused by the use of Biodiesel, compliance, voluntary or involuntary, with a direction or request of any governmental authority or person purporting to act with government authority, including any such direction or request limiting HECO’s recovery of all fuel costs incurred under this Contract, any other cause or causes (except financial unless explicitly provided herein) not within the reasonable control of the affected party. A party rendered unable to fulfill any obligation under this Contract due to an event or act of force majeure shall make all reasonable efforts to remove such inability in the shortest possible time.

The party claiming force majeure agrees to give the other party prompt written notice of an act or event of force majeure, specifying the anticipated effect and duration of any suspension or reduction of deliveries of Fuel arising therefrom. The party claiming force majeure shall use due diligence to cure any act or event of force majeure, and shall give the other party prompt notice when it expects the act or event of force majeure to terminate.

While deliveries are suspended or reduced by Seller pursuant to an event or act of force majeure, it shall not be a breach of this Contract for HECO to buy Biodiesel from a supplier other than Seller, in the event Seller notifies HECO that it is unable to supply HECO in accordance with Section 3.3 above, for the quantities of Biodiesel which Seller does not deliver; and HECO shall not be obligated to buy, after the period of suspension or reduction, the undelivered quantity of Biodiesel which normally would have been sold and delivered hereunder during the period of suspension or reduction.

Notwithstanding the occurrence of a Force Majeure, a Party shall not be relieved of its obligation to make payments due under this Agreement, except to the extent that the force majeure event interrupts or prevents access to or transmission of funds (i.e., interruption banking services, etc.).

Section 11.2 Option to Terminate. If sales and deliveries are suspended or reduced pursuant to an event or act of force majeure for more than thirty (30) days, HECO shall have the option while such suspension or reduction continues to terminate this Contract on written notice to Seller.

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ARTICLE XII.

COMPLIANCE WITH LAWS AND REGULATIONS

Section 12.1 Compliance with Laws and Regulations. This Contract is subject to all present and future laws, statutes, orders, rules, and regulations of governmental or quasi-governmental authorities having jurisdiction over the parties. Seller shall fully comply with all statutes, ordinances, rules, regulations, and requirements of all city, county, state, federal and other applicable government authorities which are now or may hereafter be in force. Without limiting the generality of the foregoing, Seller warrants that with respect to: (a) all owned, non-owned and hired Tank Trucks, any cargo tank utilized in the performance of this Contract shall be a proper container, labeled appropriately, for the Biodiesel loaded therein; (b) all Tank Truck operators, whether Seller’s employees or contractors, shall possess a valid current Class A commercial driver’s license with the Tank Vehicles, Hazardous Materials and Doubles/Triple Trailers endorsements with no restrictions or the most current and applicable license and endorsements required for performance under this Contract; (c) all Biodiesel delivered to HECO under this Contract shall be transported over routes on which Seller is properly authorized and certificated to travel; and (d) each vehicle operator is alert, rested, in full compliance with Seller’s Driver Qualification, Drug and Alcohol Policy, and is properly trained and capable of responding to accidents and oil spills.

Section 12.2 Spills/Environmental Pollution. In the event any spill or discharge occurs from any vehicle, tank or Seller pipeline utilized in the performance of this Contract, or if any spill, discharge, or pollution damage is caused by or is threatened in connection with the loading, transportation or delivery of Biodiesel, then all regulatory notifications and filings, as well as all efforts and costs of containment and clean up shall be the sole responsibility of Seller, except to the extent that such spill, discharge, or pollution damage is directly attributable to the sole negligence, gross negligence, comparative negligence, or willful misconduct of HECO in which case HECO shall then participate in the efforts and costs of containment and cleanup.

Section 12.3 Operational Contacts. In the event of any accident, spill, or reportable incident incurred under the performance of this Contract, the following individuals shall be immediately contacted:

HECO:

J. C. Aicken, Director, Fuels Resources	Phone: 808-543-[****]

Backup: Ron Cox, Manager, Power Supply Services	Phone: 808-543-[****]

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Seller:

David H. Leonard	Cellular: 808-341-8715

Graham Noyes	Cellular: 206-856-8784

Adrienne Barnes	Cellular: 808-782-9052

Charles Kolesar	Cellular: 206-853-4107

Section 12.4 Permits and Licenses. Seller shall secure and pay for all required permits and licenses, and shall comply with all federal, state and local statutes, regulations and public ordinances applicable to this Contract, (including the provisions of the Occupational Safety and Health Act of 1970 and all amendments thereto, and the DOT Hazardous Materials Regulations), and shall indemnify, defend and save HECO harmless from any and all liability, fines, damage, cost and expense, including but not limited to reasonable attorneys’ fees and costs, arising from Seller’s failure to do so.

ARTICLE XIII.

INDEMNITY

Section 13.1 Indemnity.

(a) Seller hereby agrees to indemnify, defend and hold harmless HECO, its directors, officers, employees, agents (including but not limited to affiliates and contractors and their employees), successors and assigns from and against all liabilities, losses, penalties, fines, claims, demands, judgments and actions, and all expenses incidental to the same, including but not limited to reasonable attorneys’ fees and costs, based upon or arising out of damage to property or injuries to persons (including death) or violations of law to the extent arising from or caused by (a) Seller’s failure to comply with or perform its obligations under this Contract; (b) the negligence, gross negligence, willful misconduct or other tortuous acts or omissions of Seller or anyone (except HECO) acting under its direction or control or in its behalf in the course of its performance under this Contractor; provided that Seller’s aforesaid indemnity and hold harmless obligation shall not be applicable to any liability based upon the negligence, gross negligence or willful misconduct of HECO.

(b) HECO hereby agrees to indemnify, defend and hold harmless Seller, its directors, officers, employees, agents (including but not limited to affiliates and contractors and their employees), successors and assigns from and against all liabilities, losses, penalties, fines, claims, demands, judgments and actions, and all expenses incidental to the same, including but not limited to reasonable attorneys’ fees and costs, based upon or arising out of damage to property or injuries to persons (including death) or violations of law to the extent arising from or caused by (a) HECO’s failure to comply with or perform its obligations under this Contract; (b) the negligence, gross negligence, willful misconduct or other tortuous acts or omissions of HECO or anyone (except Seller) acting under its direction or control or in its behalf in the course of its performance under this Contractor; provided that HECO’s aforesaid indemnity and hold harmless obligation shall not be applicable to any liability based upon the negligence, gross negligence or willful misconduct of Seller.

ARTICLE XIV.

DEFAULT AND TERMINATION

Section 14.1 Default. Breach by Seller of any of its representations and warranties in this Contract or failure of either party to promptly perform any obligation under this Contract shall constitute default. If HECO or Seller considers the other party (the “Defaulting Party”) to be in default under this Contract, such party (the “Non-Defaulting Party”) shall give the Defaulting Party prompt notice thereof, describing the particulars of such default. The Defaulting Party shall thereafter have thirty (30) days from the receipt of said notice in which to remedy such default. If the default is not cured, the Non-Defaulting Party may, without prejudice to any other right or remedy of such party in respect of such default, immediately terminate its obligations under this Contract by written notice to the Defaulting Party. Any termination shall be without prejudice to accrued rights, including without limitation the right of either party to damages arising from such breach or prior breaches hereof. All rights and remedies hereunder are independent of each other and election of one remedy shall not exclude another.

Notwithstanding the foregoing, if Seller’s default is not delivering Biodiesel as required by this Contract, Seller’s time to cure shall be five (5) days from HECO’s notice of default. Without limiting any other right or remedy, if Seller does not cure the default in such time by delivering compliant Biodiesel to HECO and Seller fails to provide alternative arrangements reasonably approved by Buyer, HECO may immediately acquire substitute Biofuel from another supplier (“Cover Supplies”), and, except as otherwise provided in this Contract, Seller shall be liable to HECO for the difference in cost between the fuel acquired from the other supplier and the price HECO would have paid Seller under this contract for the same amount of fuel delivered at the same time as the replacement fuel, plus all reasonable costs and expenses incurred by HECO in obtaining such cover (“Cover Costs”).

Without limiting the foregoing, the parties agree that Seller shall be in default and HECO may seek Cover Supplies if, by [****]: (a) Seller has not substantially completed the fuel storage and distribution assets on-site at Seller’s Facility; (b) HECO has not consented in writing to a contingency supply and distribution plan proposed by Seller for supply of Biodiesel from Seller’s affiliated company’s Grays Harbor Biodiesel Facility or other alternate sources and facilities; and (c) HECO does not reasonably anticipate seeking a deferral of the Commencement Date.

Section 14.2 Filing Requirements; HECO’s Energy Cost Adjustment Clause. This Contract is required to be filed with the Hawaii Public Utilities Commission (“PUC”) for approval. If in the proceedings initiated as a result of the filing of this Contract, the PUC disapproves or fails to authorize the full recovery of the fuel costs incurred under this Contract through HECO’s “Energy Cost Adjustment Clause,” HECO may terminate this Contract by giving sixty (60) days written notice to Seller.

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ARTICLE XV.

NOTICE

Section 15.1 Notices. Except as otherwise expressly provided in this Contract, all notices shall be given in writing, by facsimile, telex or first class mail, postage prepaid, to the following addresses, or such other address as the parties may designate by notice:

IMPERIUM RENEWABLES, INC.

1741 First Avenue South, 3rd Floor

Seattle, WA 98134

Attn: Legal Department

Facsimile: 206.254.0204

With a copy to:

IMPERIUM RENEWABLES HAWAII LLC

P.O. Box 3767

Honolulu, Hawaii 96812-3767

Attn: Chief Operating Officer

Facsimile: 808.356.0697

HAWAIIAN ELECTRIC COMPANY, INC.

Waiau Power Plant

Fuels Division, Mail Stop WP-2/IF

Attention: J. C. Aicken, Director, Fuels Resources

475 Kamehameha Highway

Pearl City, Hawaii 96782

Notice shall be deemed to have been delivered upon the earlier to occur of actual receipt or two days after sending.

ARTICLE XVI.

GENERAL PROVISIONS

Section 16.1 Waiver and Severability. If any section or provision of this Contract or any exhibit or rider hereto is held by any court or other competent authority or be illegal, unenforceable or invalid, the remaining terms, provisions, rights and obligations of this Contract shall not be affected. The failure of a party hereunder to assert a right or enforce an obligation of the other party shall not be deemed a waiver of such right or obligation. In no event shall any waiver by either party of any default under this Contract operate as a waiver of any further default.

Section 16.2 Assignment. This Contract shall extend to and be binding upon the respective successors and assigns of HECO and Seller. This Contract shall not be assigned by either party without the express prior written consent of the other party. Such consent shall not be unreasonably withheld or delayed.

Section 16.3 Applicable Law. This Contract shall be construed in accordance with, and all disputes arising hereunder shall be determined in accordance with, the local law of the State of Hawaii, U.S.A., without regarding to choice of law principles.

Section 16.4 Entire Agreement/Modification. This Contract shall constitute the entire understanding between the parties with respect to all matters and things herein mentioned. It is expressly acknowledged and agreed by and between the parties that neither party is now relying upon any collateral, prior or contemporaneous agreement, assurance, representation or warranty, written or oral, pertaining to the subject matter contained herein. This Contract shall not be modified or changed except by written instrument executed by the duly authorized representatives of the parties hereto.

Section 16.5 Attorneys’ Fees. If there is a dispute between the parties and either party institutes a lawsuit, arbitration, mediation, or other proceeding to enforce, declare, or interpret the terms of this Contract, the prevailing party shall be awarded its reasonable attorneys fees and costs.

Section 16.6 Confidentiality. Each Party will hold in confidence and, without the consent of the other Party, will not use, reproduce, distribute, transmit, or disclose, directly or indirectly, the Confidential Information of the other Party. The recipient of Confidential Information may only disclose the Confidential Information to its, officers, directors, employees, and independent contractors with a need to know the information for the implementation or exercise of rights under of this Agreement, provided that such persons/entities are bound by written confidentiality agreements with terms and conditions that are no less restrictive than those contained in this Section. Without limiting the foregoing, the recipient of the Confidential Information agrees that it will exercise at least the same standard of care in protecting the confidentiality of the other Party’s Confidential Information as it does with its own Confidential Information of a similar nature, but in any event, no less than reasonable care. This Section shall survive termination of this Agreement. Confidential Information for purposes of this section shall mean the specific terms and conditions of this Contract (but not the existence of this Contract) as well as any information that is conspicuously marked as proprietary or confidential.

Confidential Information shall not include information if and only to the extent that the recipient establishes that the information: (i) is or becomes a part of the public domain through no act or omission of the recipient; (ii) was in the recipient’s lawful possession prior to the disclosure and had not been obtained by the recipient either directly or indirectly from the disclosing Party; (iii) is lawfully disclosed to the recipient by a third party without restriction on disclosure; or (iv) is disclosed by the recipient pursuant to a requirement of a governmental agency, regulatory body or by operation of law, provided that the recipient shall disclose only that part of the Confidential Information which it is required to disclose and shall notify the owner prior to such disclosure in a timely fashion in order to permit the owner to attempt to prevent or restrict such disclosure should it so elect.

Section 16.7 Contract Is Not an Asset. This Contract shall not be deemed to be an asset of either party, and, at the option of a party, shall terminate in the event of any voluntary or involuntary receivership, bankruptcy or insolvency proceedings affecting the other party.

Section 16.8 Consequential Damages. In no event shall either party be liable to the other for any prospective profits, or special, indirect, or consequential damages of any kind, whether based in contract, tort (including negligence or strict liability), warranty or otherwise.

Section 16.9 Status of the Parties. Nothing in this Contract shall be construed to constitute either party as a joint venturer, co-venturer, joint lessor, joint operator or partner of the other. In performing services pursuant to this Contract, Seller is acting solely as an independent contractor maintaining complete control over its employees and operations. Unless otherwise provided in this Contract, neither HECO nor Seller is authorized to take any action in any way whatsoever for or on behalf of the other.

Section 16.10 Headings. The headings or captions are for convenient reference only and have no force or effect or legal meaning in the construction or enforcement of this Contract.

Section 16.11 Counterparts. This Contract may be executed in as many counterparts as desired by the parties, any one of which shall have the force and effect of an original but all of which together shall constitute the same instrument. Counterparts may be exchanged by facsimile (followed by delivery of the executed original) and upon such mutual exchange this Agreement shall be deemed a fully executed agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Contract on the day and year first above written.

HAWAIIAN ELECTRIC COMPANY, INC.

By	/s/
Its SVP

By	/s/
Its Vice President

IMPERIUM SERVICES, LLC.

By	/s/
Its Manager

By
Its